SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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eXcelon Corporation

(Name of Registrant as Specified In Its Charter)

Progress Software Corporation

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Progress Software Corporation Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934

Subject Company: eXcelon Corporation Commission File No.: 000-21041

       The following is the text containing frequently asked questions and answers posted on the website of Progress Software Corporation on October 30, 2002:

Frequently Asked Questions
About the Merger of Progress Software Corp. (PSC) and eXcelon
October 30, 2002

Why does PSC want to acquire eXcelon?

Sonic Software, a subsidiary of PSC, has differentiated itself as the leader in distributed, “standards-based” application integration. eXcelon’s renowned XML technologies tie perfectly into this strategy and allow Sonic to shorten time-to-market for key product enhancements to its SonicXQ™ enterprise service bus (ESB). In addition, eXcelon has a strong heritage in database technologies that are highly complementary to the Progress Company, whose RDBMS has been the market leader in the embedded database business.

What is Sonic’s strategy and how does this help?

Through a comprehensive commitment to standards and a design center founded in service-oriented architectures, Sonic integration products deliver scalability, reliability, and low cost of ownership that is far superior to tightly-coupled, monolithic, integration broker-based alternatives. To this foundation, eXcelon adds XML development tools, XML persistence, process orchestration tools and functionality, and high performance XML processing. With eXcelon technology, Sonic Software can offer the greater flexibility, interoperability, and simplified maintenance associated with XML, Web Services, and other integration standards on top of the world’s first and most advanced enterprise service bus.

What are the terms of the deal? When will it close?

PSC has signed a merger agreement with eXcelon pursuant to which PSC will acquire eXcelon in an all cash transaction for $3.19 per share, taking into account eXcelon’s recent one for eight reverse stock split, or an aggregate price of approximately $24 million. The merger is subject to the approval of eXcelon stockholders following a review of proxy materials and other filings by the SEC, a process that will require 2-3 months.

Will eXcelon continue as a separate business unit or subsidiary?

eXcelon’s operations and products will be combined with various organizations within PSC. The company will cease to operate independently. However, dedicated sales, support, and engineering groups within PSC will continue to focus specifically on eXcelon products.

What will happen to eXcelon’s products?

PSC plans to continue supporting all existing eXcelon products indefinitely either through Sonic Software or the Progress Company, a business unit within PSC. The current plan is to offer eXcelon’s object-oriented data management products, which include ObjectStore, PSE/Pro, and Javlin, through the Progress Company. The XML-related products, which include the XML database known as the Extensible Information Server (XIS) and Stylus Studio would be available from Sonic Software. The Business Process Management (BPM) product will be fully supported, but future product plans may include blending BPM with Sonic technologies and products.

How will this affect eXcelon customers?

Continued support for eXcelon customers is a high priority. eXcelon customers should benefit from PSC’s size, market reach, financial stability, and the talents of its 1300 employees. eXcelon customers can be assured of PSC’s commitment to eXcelon technologies and can look forward to an improved range of options and opportunities.

Does ObjectStore compete with the Progress RDBMS?

No. The application use cases are very different for object-oriented databases (OODBs). OODBs are a natural fit where complex relationships must be maintained between real world objects, such as nodes in telecom switching devices or genome mappings in healthcare applications. In such niches, an object database makes perfect sense. Conversely, relational databases have proven superior for most transaction oriented business applications. The Progress RDBMS has rarely, if ever, competed with ObjectStore.

When will the company integration process be complete?

We expect most organizational changes to be completed within a few weeks of closing, and all additional operational matters fully integrated within six months of closing.

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In connection with the merger, eXcelon plans to file a proxy statement with the Securities and Exchange Commission (the“SEC”) and mail the proxy statement and related materials to stockholders of eXcelon. Stockholders of eXcelon are urged to read these materials when they become available because they will contain important information about eXcelon, the merger and other related matters. Investors and security holders can obtain free copies of the proxy statement when it becomes available by contacting Lacey Brandt, Chief Financial Officer, eXcelon Corporation, 25 Mall Road, Burlington, Massachusetts, 01803, telephone: (781) 674-5000. Investors and security holders will also be able to obtain free copies of the proxy statement and other documents filed by eXcelon and PSC with the SEC in connection with the merger at the SEC’s web site at www.sec.gov.

PSC, eXcelon and their respective directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies from eXcelon’s stockholders in connection with the merger. Such individuals may be deemed to have interests in the merger, including as a result of holding options or shares of eXcelon stock. Information about the directors and executive officers of eXcelon and their ownership of eXcelon stock is set forth in eXcelon’s proxy statement for its 2002 annual meeting of stockholders. Investors may obtain additional information about the interests of the above-mentioned persons in this transaction by reading the proxy statement regarding the merger when it becomes available.

STOCKHOLDERS ARE URGED TO READ THE MERGER PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING DECISION.

Safe Harbor Statement

Except for the historical information and discussions contained herein, statements contained in this release about PSC, eXcelon and the merger may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the expected benefits and timing of the merger. These forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: an unexpected increase in costs related to the merger, unexpected delays involved in the closing of the merger, eXcelon’s or PSC’s inability to satisfy the conditions to closing of the merger, failure of eXcelon’s stockholders to approve the merger, the risk that eXcelon’s business and technology will not be integrated successfully, the receipt and shipment of new orders for the combined company, the timely release of enhancements to the combined company’s products, the growth rates of certain market segments, the positioning of the combined company’s products in those market segments, market acceptance of the application service provider distribution model, variations in the demand for customer service and technical support from the combined company, pricing pressures and the competitive environment in the software industry, business and consumer use of the Internet, and the combined company’s ability to penetrate international markets and manage its international operations. PSC and eXcelon disclaim any intent or obligation to update publicly any forward-looking statements whether in response to new information, future events or otherwise. For further information regarding risks and uncertainties associated with PSC and eXcelon and information concerning the merger, please refer to PSC’s and eXcelon’s filings with the Securities and Exchange Commission, including PSC’s and eXcelon’s annual reports on Form 10-K for the fiscal years ending 2001 and subsequently filed reports.